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                                                                   EXHIBIT 23-16


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-100000 on Form S-3 of The Detroit Edison Company of our report dated March 1, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the methods of accounting for asset retirement obligations in 2003 and derivative instruments and hedging activities in 2001), appearing in the Annual Report on Form 10-K of The Detroit Edison Company for the year ended December 31, 2003.





Detroit, Michigan
March 1, 2004